                                Exhibit (10)(l)

      MANAGEMENT INCENTIVE STOCK OPTION PLAN
          (As Amended April 18, 1995, August 8, 1995,
             August 12, 1996 and February 11, 1997)

1.   Establishment and Purpose.  Sprint
     Corporation, a Kansas corporation (the
     "Company"), hereby establishes a stock option plan to be named the Management Incentive
     Stock Option Plan (the "Plan") The purpose of the Plan is to permit employees of the Company and its subsidiaries who are eligible to receive annual incentive compensation to receive nonqualified stock options in lieu of a portion of the target incentive under the Company's management incentive plans
     ("MIPs"), thereby encouraging the employees to focus on the growth and profitability of the Company and the performance of its common stock. Subject to approval of the Company's stockholders, the Plan provides for options to be granted beginning March 15, 1995, and ending April 18, 2005. Stock options granted prior to or as of April 18, 2005, may extend beyond that date.

2.   Administration.  The Plan shall be
     administered by the Organization and
     Compensation Committee of the Board of
     Directors (the "Committee"). The Company shall grant options under the Plan in accordance with determinations made by the Committee pursuant to the provisions of the Plan. The Committee from time to time may adopt (and thereafter amend and rescind) such rules and regulations for carrying out the Plan and take such action in the administration of the Plan, not inconsistent with the provisions of the Plan, as it shall deem proper. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan, or in any option or restricted shares of common stock granted or issued pursuant to the Plan, in the manner and to the extent it shall deem desirable to effect the terms of the Plan. The interpretation and construction of any provisions of the Plan by the Committee shall, unless otherwise determined by the Board of Directors of the Company, be final and conclusive. No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under it. The Corporate Secretary shall act as Plan Administrator carrying out the day-to-day administration of the Plan unless the Committee appoints another officer or employee of the Company as Plan
     Administrator.

3. Eligibility. The Committee will determine each year whether options will be granted in such year, whether participation will be elective or automatic and the amount of incentive compensation to be given up for each stock option. Any salaried employee of the Company and its subsidiaries shall be eligible to be selected for participation in the MIPs. The Committee will, in its discretion, determine the employees who participate in the MIPs and, therefore, who will be eligible for options, the dates on which options shall be granted, and any conditions on the exercise of the options.

     No option may be granted to any individual who immediately after the option grant owns directly or indirectly stock possessing more than five percent (5%) of the total combined voting power or value of all classes of stock of the Company or any subsidiary.

4. Common Stock Subject to the Plan. The shares of common stock of the Company, $2.50 par value, to be issued upon the exercise of a nonqualified option to purchase common stock granted in lieu of MIP payout may be made available from the authorized but unissued common stock of the Company, shares of common stock held in the treasury, or common stock purchased on the open market or otherwise.

     Approval of the Plan by the Stockholders of the Company shall constitute authorization to use such shares for the Plan subject to the discretion of the Board or as such discretion may be delegated to the Committee.

     Subject to the provisions of the following paragraph, the total number of shares for which options may be granted under the Plan each year shall be 0.9% of the total outstanding shares of common stock of the Company as of the first day of such year;
     provided, however, that such number shall be increased in any year by the number of shares available in previous years for which options have not been granted. If and when an option granted under the Plan is terminated without having been exercised in full, the unpurchased or forfeited shares shall become available for grant to other employees.

     The number of shares subject to the Plan may be appropriately adjusted by the Committee in the circumstances outlined in Section 5(k).

5. Stock Options; Terms and Conditions. Each option will represent the right to purchase a specific number of shares of common stock of the Company and shall be subject to the following terms and conditions and to such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

     a.   Consideration for and Number of Options.
          Each option shall be granted in lieu of
          a portion of the optionee's cash payout
          under the MIPs.  The Committee shall
          determine the number of shares or the
          manner of calculating the number of
          shares available for each option each
          year, subject to the total number of
          shares available under the Plan for such year, and the amount or the method of determining the amount of annual incentive compensation to be given up by each participant in return for an option, taking into consideration appropriate factors in making such determinations, such as interest rates, volatility of the market price of common stock of the Company and the term of the option, provided, however that shares subject to options granted to any individual employee during any calendar year shall not exceed a total of 500,000 shares.

     b.   Participation in the Plan.
          Participation in the Plan may be
          voluntary or automatic, as determined by the Committee. The rules and procedures for voluntary participation, when applicable, shall be established and implemented by the Plan Administrator.

     c. Exercise Price. The price at which each share covered by an option may be purchased shall be one hundred percent
          (100%) of the fair market value of the
          Company's common stock on the date the
          option is granted.  Fair market value
          shall be deemed to be the average of the high and low prices of the Company's common stock for composite transactions as published by major newspapers for the date the option is granted or, if no sale of the Company's common stock shall have been made on that day, the next preceding day on which there was a sale of such stock.

     d.   Vesting.  Unless the Committee
          determines otherwise, stock option
          grants shall provide that the total
          number of shares subject to an option
          shall become exercisable December 31 in
          the year of the date of grant.

     e.   Term of Option.  Options shall not be
          exercisable after the expiration of ten
          (10) years from the date of grant.

     f.   Payment of Exercise Price.  Options
          shall be exercisable only upon payment
          to the Company of the full purchase
          price of the shares with respect to
          which options are exercised.  Payment
          for the shares shall be either in United
          States dollars, payable in cash or by
          check, or by surrender of stock
          certificates representing like common
          stock of the Company having an aggregate fair market value, determined as of the date of exercise, equal to the number of shares with respect to which such options are exercised multiplied by the exercise price per share. The fair market value of common stock on the date of exercise of options shall be determined in the same manner as the fair market value of common stock on the date of grant of options is determined.
          Certain optionees may use restricted
          stock as payment for the exercise price
          in accordance with Section 6 hereof. In that event, fair market value of the shares of restricted stock will be determined as if the shares were not restricted. In lieu of the delivery of physical certificates, the optionee may deliver shares in payment of the exercise price by attesting, on a form established for such purpose by the Secretary, to the ownership, either outright or through ownership of a broker account, of a sufficient number of shares held for a period of at least six months to pay the exercise price.
          The attestation must be notarized and
          signed by the optionee's spouse if the
          spouse is a joint owner of the shares
          with respect to which such attestation
          is made and must be accompanied by such
          documentation as the Corporate Secretary may consider necessary to evidence actual ownership of such shares.

     g.   Manner of Exercise.  A completed
          exercise form and the exercise price,
          whether in the form of cash or stock,
          must be delivered to the Plan
          Administrator in order to exercise an
          option.  An option shall be deemed
          exercised on the date such exercise form and payment are received by the Plan
          Administrator.

     h.   Time for Exercise.  Each option expires
          if it has not been exercised within its
          term.  Once an option has expired for
          any reason, it can no longer be
          exercised.  If employment with the
          Company or a subsidiary of the Company
          is terminated, the optionee may exercise options which are exercisable on the date of termination of employment until the earlier of (1) the date on which the option expires and (2) the end of the applicable time period below:

          (i)  retirement:  five years after
               retirement date.

          (ii) disability (qualifying for long-
               term disability benefits under the
               Company's Basic Long-Term
               Disability Plan):  five years after
               qualification date.

          (iii)     death:  one year after death
               for the estate or designated
               beneficiary to exercise the
               decedent's options.

          (iv) involuntary termination other than
               for cause:  the date on which the
               option expires.

          (v)  voluntary termination:  three
               months from the date of termination
               of employment.

          If an optionee's employment is
          terminated for a reason constituting
          good cause, any outstanding options
          granted under the Plan and held by such
          optionee at such time will automatically terminate. For this purpose, "good cause" shall mean conduct by the optionee which reflects adversely on his or her honesty, trustworthiness or fitness as an employee, or the optionee's willful engagement in conduct which is demonstrably and materially injurious to the Company.

     If an optionee becomes associated with,
becomes employed by, renders services to, or owns any interest in (other than a nonsubstantial interest, as determined by the Committee) any business in competition with the Company, all outstanding options whether vested or unvested shall automatically terminate and shares of restricted stock received upon the exercise of an option pursuant to Section 6 hereof which continue to be restricted shall be forfeited. For purposes of this Plan, an employee who becomes employed by Sprint Spectrum L.P., Global One, or Alcatel, N.V.
(each, together with their subsidiaries, an "Affiliated Entity"), shall not, except with respect to incentive stock options, be considered to have terminated employment with the Company or a subsidiary of the Company until his employment is terminated with all Affiliated Entities without becoming employed by the Company or its subsidiaries.


     i. Restricted Stock. Certain optionees may elect to deliver restricted shares or receive restricted shares in connection with an exercise of an option, as provided in Section 6 hereof.

     j.   Beneficiary Designations.  An optionee
          may designate a beneficiary or
          beneficiaries to exercise unexpired
          options and to own shares issued upon
          any such exercise after the optionee's
          death without order of any probate court or otherwise. A beneficiary so designated may exercise an option upon presentation to the Company of evidence satisfactory to the Corporate Secretary of (1) the beneficiary's identity and
          (2) the death of the optionee.  An
          optionee may change any beneficiary
          designation at anytime before his death
          but may not do so by testamentary
          designation in his will or otherwise.
          Beneficiary designations must be made in writing on a form provided by the Plan
          Administrator. Beneficiary designations shall become effective on the date that the form, properly completed, signed and notarized, is received by the Plan
          Administrator.

     k.   Change in Stock, Adjustments.  In the
          event that the outstanding shares of
          common stock of the Company are
          hereafter increased or decreased or
          changed into or exchanged for a
          different number of shares or kind of
          shares or other securities of the
          Company or of another corporation, by
          reason of reorganization, merger,
          consolidation, recapitalization,
          reclassification, stock split up,
          combination of shares, or a dividend
          payable in capital stock (including a
          spin-off), appropriate adjustment shall
          be made by the Committee in the number
          of shares as to which outstanding
          options, or portions thereof then
          unexercised, shall be exercisable, to
          the end that the optionee's
          proportionate interest shall be
          maintained as before the occurrence of
          such event, and such adjustment of
          outstanding options shall be made
          without change of the total price
          applicable to unexercised options and
          with a corresponding adjustment in the
          exercise price per share.

     l.   Limited Transferability.  Options may
          not be transferred, levied, garnished,
          executed upon, subjected to a security
          interest, or assigned to any person
          other than the optionee, except that the optionee may transfer an option to a trust of which the optionee is the sole beneficiary during his lifetime. Upon the death of the optionee, the trustee of such trust may exercise any options to which the trustee has legal title on or before the expiration date of such options, and shares issued pursuant to such exercise shall be issued to the trustee. Documents evidencing the transfer of any option and the identity of the trustee shall be in such form as may be required by the Secretary of the Company.

6.   Restricted Stock.  Certain optionees, as
     determined by the Committee, may elect to
     receive restricted shares upon payment for
     the exercise of an option in the form of
     unrestricted common stock.  The optionee will
     receive the same number of unrestricted
     shares as the number of shares surrendered to
     pay the exercise price, while the shares
     received in excess of the number surrendered
     to pay the exercise price may be restricted.
     Such optionees may also elect to deliver
     restricted shares of the Company's common
     stock in payment of the exercise price
     notwithstanding restrictions on
     transferability to which such shares are
     subject.   The Company shall be authorized to
     issue restricted shares of common stock upon such exercises of stock options, subject to the following conditions:

     a.   The optionee shall elect a vesting
          period for the restricted common stock
          to be received upon exercise of the
          option of between six (6) months and ten
          (10) years, subject to rules and
          procedures established by the Plan
          Administrator, but in no event may an
          optionee elect a vesting period shorter
          than the period provided in paragraph
          (d) of this Section 6.  At any time on
          or before the 13th calendar month
          preceding the date on which restrictions on shares of restricted stock would otherwise lapse, the optionee may elect to extend the vesting period on all but not a portion of such shares by six months or any multiple of six months.

     b.   The optionee who receives restricted
          stock may not sell, transfer, assign,
          pledge or otherwise encumber or dispose
          of shares of restricted stock until such time as all restrictions on such stock have lapsed except: (i) to the Company in payment of the exercise price of a stock option issued by the Company under any employee stock option plan adopted by the Company that provides for payment of the exercise price in the form of restricted stock, provided that such payment is made in accordance with the terms of such plan; or (ii) to a trust of which the optionee, the optionee's spouse, or descendants of the optionee are the primary beneficiaries and which is a grantor trust treated as owned by the optionee under Subchapter J of the Internal Revenue Code, upon the following terms:

          (A)  the Company receives, prior to such
               transfer, a true copy of the trust
               agreement and an opinion from
               optionee's counsel (1) that the
               trust will be treated as a grantor
               trust owned by the optionee under
               Subchapter J of the Internal
               Revenue Code at all times until the
               restrictions on such stock lapse or
               the stock is forfeited under the
               terms of its grant, (2) that the
               terms of the trust provide that
               upon the forfeiture of the
               restricted stock under the terms of
               its grant or the earlier
               termination of the trust for
               whatever reason, ownership of the
               restricted stock shall revert to
               the optionee or to the Company, (3)
               that the trustee of such trust may
               not, prior to the lapsing of
               restrictions on such stock, sell,
               transfer, assign, pledge, or
               otherwise encumber or dispose of
               shares of restricted stock except
               to the Company or to the optionee,
               subject to the restrictions
               provided for in this Plan, and (4)
               that, until the restrictions lapse,
               the trustee is not authorized to
               incur liabilities on behalf of the
               trust, other than to the
               beneficiaries of the trust; and

          (B)  the optionee and the trustee of the
               trust shall execute stock powers in
               blank to be held in the custody of
               the Company; and

          (C)  the Corporate Secretary of the
               Company may, in his discretion,
               enforce the foregoing transfer
               restrictions by maintaining
               physical custody of the certificate
               or certificates representing such
               shares of restricted stock, by
               placing a restrictive legend on
               such certificates, by requiring the
               optionee and the trustee to execute
               other documents as a pre-condition
               to such transfer, or otherwise.

     c.   An optionee who elects to receive
          restricted common stock upon an exercise shall have the right to satisfy tax withholding obligations in the manner provided in Section 8 hereof.

     d. Restricted common stock received in such an exercise or from an election to receive a Long-Term Incentive Plan payout in restricted stock, or any Restricted Stock Award granted pursuant to the Long-Term Stock Incentive
          Program, shall be eligible for use in
          payment of the exercise price of a stock option, so long as all the shares received as a result of such an exercise are restricted for a period at least as long as, and with terms at least as restrictive as the terms of, the restricted common stock used in payment.

     e.   The shares of restricted common stock
          received in an exercise of a stock
          option that continue to be restricted
          shall be forfeited in the event that
          vesting conditions are not satisfied,
          subject to the discretion of the
          Committee, except in the case of death,
          disability, normal retirement, or
          involuntary termination for reasons
          other than cause, in which case all
          restrictions lapse; provided, however,
          that in no event shall restrictions
          lapse if the restrictions on shares used to pay for the exercise have not lapsed under the same conditions. If restricted shares are forfeited, the optionee or his representative shall sign any document and take any other action required to assign said restricted shares back to the Company.

     f. The optionee will have all the rights of a stockholder with respect to shares of restricted stock received upon the exercise of an option, including the right to vote the shares of stock and the right to dividends on the stock.
          Unless the Plan Administrator
          establishes alternative procedures, the
          shares of restricted stock will be
          registered in the name of the optionee
          and the certificates evidencing such
          shares shall bear an appropriate legend
          referring to the terms, conditions and
          restrictions applicable to the award and shall be held in escrow by the Company.
          The optionee shall execute a stock power or powers assigning the shares of restricted stock back to the Company, which stock powers shall be held in escrow by the Company and used only in the event of the forfeiture of any of the shares of restricted stock. A certificate evidencing unrestricted shares of common stock shall be issued to the optionee promptly after the restrictions lapse on any restricted shares.

     g.   The Plan Administrator shall have the
          discretion and authority to establish
          any rules in connection with the use of
          restricted stock, including but not
          limited to regulating the timing of the
          lapse of restrictions within the six-
          month to ten-year period and prescribing election forms as the Plan Administrator deems necessary or desirable for the orderly administration of such exercises.

7. Reload Options. The Committee may provide that optionees have the right to a reload option, which shall be subject to the following terms and conditions:

     a.   Grant of the Reload Option; Number of
          Shares; Price.  Subject to subsections
          (b) and (c) of this Section 7 and to the availability of shares to be optioned under the Plan, if an optionee has an option (the "original option") with reload rights and pays for the exercise of the original option by surrendering common stock of the Company, the optionee shall receive a new option
          ("reload option") for the number of
          shares so surrendered (or, if
          applicable, the number of shares
          provided for in paragraph (h) of this
          Section 7) at an exercise price equal to the fair market value of the stock on the date of the exercise of the original option.

     b.   Minimum Purchase Required.  A reload
          option will be granted only if the
          exercise of the original option is an
          exercise of at least 25% of the total
          number of shares granted under the
          original option (or an exercise of all
          the shares remaining under the original
          option if less than 25% of the shares
          remain to be exercised).

     c.   Other Requirements.  A reload option
          will not be granted:  (1) if the market
          value of the common stock of the Company on the date of exercise of the original option is less than the exercise price of the original option; (2) if the optionee is no longer an employee of the Company or its subsidiary; or (3) if the original option is exercised less than one year prior to the expiration of the original option.

     d. Term of Option. The reload option shall expire on the same date as the original option.

     e. Type of Option. The reload option shall be a nonqualified option.

     f.   No Additional Reload Options.  The
          reload options shall not include any
          right to a second reload option.

     g.   Date of Grant, Vesting.  The date of
          grant of the reload option shall be the
          date of the exercise of the original
          option.  The reload options shall be
          exercisable in full beginning one year
          from date of grant; provided, however,
          that all shares purchased upon the
          exercise of the original option (except
          for any shares withheld for tax
          withholding obligations) shall not be
          sold, transferred or pledged within six
          months from the date of exercise of the
          original option.  In no event shall a
          reload option be exercised after the
          original option expires as provided in
          subsection (d) of this Section 7.

     h.   Stock Withholding; Grants of Reload
          Options.  If the other requirements of
          this Section 7 are satisfied, and if
          shares are withheld or shares
          surrendered for tax withholding, a
          reload option will be granted for the
          number of shares surrendered as payment
          for the exercise of the original option
          plus the number of shares surrendered or withheld to satisfy tax withholding. In connection with reload options for officers who are subject to Section 16 of the Securities Exchange Act of 1934, the Committee may at any time impose any limitations which, in the Committee's sole discretion, are necessary or desirable in order to comply with
          Section 16(b) of the Securities Exchange
          Act of 1934 and the rules and
          regulations thereunder, or in order to
          obtain any exemption therefrom.

     i.   Other Terms and Conditions.  Except as
          otherwise provided in this Section 7,
          all the provisions of the Plan shall
          apply to reload options.

8. Stock Withholding Election. When taxes are withheld in connection with the exercise of a stock option by delivering shares of stock in payment of the exercise price, or an exercise of an SAR for stock, or upon the lapse of restrictions on restricted stock received upon the exercise of an option (the date on which such exercise occurs or such restrictions lapse hereinafter referred to as the "Tax Date"), the optionee may elect to make payment for the withholding of federal, state and local taxes, including Social
     Security and Medicare ("FICA") taxes, up to the optionee's marginal tax rate, by one or both of the following methods:

     (i) delivering part or all of the payment in previously-owned shares (which shall be valued at fair market, as defined herein, on the Tax Date) which shares, if acquired from the Company, must have been held for at least six months;

     (ii) requesting the Company to withhold from those shares that would otherwise be received upon exercise of the option, upon exercise of an SAR for stock, or upon the lapse of restrictions, a number of shares having a fair market value (as defined herein) on the Tax Date equal to the amount to be withheld. The amount of tax with-holding to be satisfied by withholding shares from the option exercise is limited to the minimum amount of taxes, including FICA taxes, required to be withheld under federal, state and local law.

     Any fractional share amount and any
     additional withholding not paid by the
     withholding or surrender of shares must be paid in cash. If no timely election is made, cash must be delivered to satisfy all tax withholding requirements.

9.   Miscellaneous.

     a.   Amendment.  The Company reserves the
          right to amend the Plan at any time by
          action of the Board of Directors
          provided that no such amendment may
          materially and adversely affect any
          outstanding stock options without the
          consent of the respective participants,
          and provided that, without the approval
          of the stockholders, no such amendment
          may increase the total number of shares
          reserved for the purposes of the Plan.

     b.   Effectiveness of Plan.  This Plan shall
          be effective as of February 18, 1995,
          subject to approval of Stockholders of
          the Company prior to February 18, 1996.

     c.   Rights in Securities.  All certificates
          for shares delivered under the Plan
          shall be subject to such stock-transfer
          orders and other restrictions as the
          Committee may deem advisable under the
          rules, regulations, and other
          requirements of the Securities and
          Exchange Commission, any stock exchange
          upon which the shares are then listed,
          and any applicable federal or state
          securities law, and the Committee may
          cause a legend or legends to be put on
          any such certificates to make
          appropriate reference to such
          restrictions. No optionee or optionee's beneficiary, executor or administrator, legatees or distributees, as the case may be, will be, or will be deemed to be, a holder of any shares subject to an option unless and until a stock certificate or certificates for such shares are issued to such person or persons under the terms of the Plan. No adjustment shall be made for dividends
          (ordinary or extraordinary, whether in
          cash, securities or other property) or
          distributions or other rights for which
          the record date is prior to the date
          such stock certificate is issued, except as provided in Section 5(k) hereof.

     d.   Date of Grant.  The grant of an option
          shall be effective no earlier than the
          date the Committee decides to grant the
          option, except that grants of reload
          options shall be effective as provided
          in Section 7g hereof.

     e.   Application of Funds.  The proceeds
          received by the Company from the sale of stock subject to option are to be added to the general funds of the Company and used for its corporate purposes.

     f.   No Obligation to Exercise Option.
          Granting of an option shall impose no
          obligation on the optionee to exercise
          such option.